SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         ------------------------------




                                    FORM 8-K


                           CURRENT REPORT PURSUANT TO
                             SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported) December 5, 2000
                                                         ----------------



                               CAREADVANTAGE, INC.
               (Exact name of Registrant as specified in charter)



           Delaware                      0-26168              52-1849794
(State or other jurisdiction of  (Commission File Number) (I.R.S. Employer
 incorporation or organization)                           Identification Number)



                               485 C Route 1 South
                            Iselin, New Jersey 08830
                                 (732) 602-7000
   (Address, including zip code and telephone number, including area code, of
                   Registrant's principal executive offices)


                                 Not Applicable
   (Former name or former address of Registrant, if changed since last report)



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                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.  Other Events

         On December 5, 2000, CareAdvantage, Inc. (the "Company") announced that it entered into a Debt Satisfaction Agreement to convert approximately $1.58 million in indebtedness owed to Horizon Blue Cross and Blue Shield of New Jersey ("BCBS") and Horizon Healthcare of New Jersey, Inc. into the Company's common stock ("Healthcare"). BCBS is one of the Company's major stockholders owning approximately 45% of its currently outstanding common stock.

         Further information regarding the Debt Satisfaction Agreement is set forth in the press release attached hereto as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits

(c)      Exhibits

          10.1 Debt Satisfaction Agreement among Horizon Blue Cross Blue Shield of New Jersey, Horizon Healthcare of New Jersey, Inc., and CareAdvantage, Inc.
          99.1 Press Release dated December 5, 2000 regarding the Debt Satisfaction Agreement.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CAREADVANTAGE, INC.


Date: December 13, 2000                    By: /s/ David G. Noone
                                               ---------------------------------
                                               David G. Noone
                                               Chief Executive Officer






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